Exhibit 10.1

Interest Free Loan Agreement

This Interest Free Loan Agreement (this “Agreement”) is entered into as of February 9, 2023 (the “Effective Date”) by and between NovAccess Global Inc., a Colorado corporation (“NovAccess”), and Jason M. Anderson (“Anderson”).

Whereas, NovAccess is currently seeking financing to fund its operations, but requires a short-term loan to fund operations until longer-term financing can be obtained; and

Whereas, Anderson is a member of the NovAccess board of directors and is willing to provide to NovAccess a short-term interest-free loan for specified purposes, reflecting his faith in NovAccess.

Now, Therefore, the parties agree as follows:

1.         Loan and Repayment. On the Effective Date, Anderson has loaned to NovAccess $8,500. NovAccess will repay to Anderson without interest all amounts loaned under this Agreement on the earlier to occur of: (a) August 31, 2023; or (b) the receipt by NovAccess of debt or equity financing of at least $3.0 million (the “Due Date”).

2.         Default. If NovAccess fails to repay all amounts loaned under this Agreement on the Due Date, then the balance shall bear interest at 10% per annum and NovAccess agrees to pay, in addition to the principal and interest, reasonable attorneys’ fees and collection costs incurred by Anderson.

3.         Miscellaneous.

(a)         Successors and Assigns. The rights and obligations of the parties are binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(b)         Waiver and Amendment. Any provision of this Agreement may only be amended, waived or modified upon the written consent of NovAccess and Anderson.

(c)         Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of law provisions of the State of Ohio, or of any other state.

(d)         Waiver of Jury Trial. Each of NovAccess and Anderson agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.

[Signature Page Follows]

In Witness Whereof, the parties have signed this Agreement as of the Effective Date.

NovAccess Global Inc. /s/ Dwain K. Irvin	/s/ Jason M. Anderson
By Dwain K. Irvin Chief Executive Officer	Jason M. Anderson

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